SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 13, 2003 (June 13, 2003)

Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612

(Address of principal executive offices)

(785) 575-6300

(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 5.    Other Events

On June 13, 2003, we filed a demand for arbitration with the American Arbitration Association asserting claims against David C. Wittig, our former Chairman of the Board, President and Chief Executive Officer, and Douglas T. Lake, our former Executive Vice President and Chief Strategic Officer, arising out of their previous employment with us. Among other things, we are seeking to recover compensation and benefits previously paid to Mr. Wittig and Mr. Lake, and to avoid compensation and other benefits which Mr. Wittig and Mr. Lake claim to be owed to them as a result of their previous employment with us. A copy of the demand is attached as an exhibit to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: June 13, 2003	By /s/ Mark A. Ruelle
Mark A. Ruelle, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Demand for Arbitration